[Letterhead of Cadwalader, Wickersham & Taft]


                                  June 6, 1997


U.S.B. Holding Co., Inc.
Union State Capital Trust I
c/o U.S.B. Holding Co., Inc.
100 Dutch Hill Road
Orangeburg, New York  10962

          Re:  Exchange  Offer of U.S.B.  Holding  Co.,  Inc.
               and  Union  State Capital Trust I
               ----------------------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to U.S.B. Holding Co., Inc., a corporation organized under the laws of the State of Delaware (the "Company"), and Union State Capital Trust I, a business trust formed under the Business Trust Act of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. L. Sec. 3801 et seq.) (the "Trust"), in connection with the preparation of the Registration Statement on Form S-4 filed by the Company and the Trust with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of (i) the 9.58% Series B Capital Securities (the "New Capital Securities") to be issued by the Trust, (ii) the guarantee by the Company of payments of cash distributions and payments on liquidation of the Trust or upon redemption of the New Capital Securities (the "New Guarantee"), and (iii) the Series B Junior Subordinated Debt Securities due February 1, 2027 (the "New Junior Subordinated Debt Securities") to be issued by the Company.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following: (i) the Registration Statement on Form S-4 as filed by the Company and the Trust with the Securities and Exchange Commission (the "Commission") on June 6, 1997 under the Act relating to the registration of the New Capital Securities, the New Guarantee and the New Junior Subordinated Debt Securities (the "Registration Statement"); (ii) an executed copy of the Registration Agreement, dated as of February 5, 1997 (the "Registration Agreement"), among the Company, the Trust and Keefe, Bruyette & Woods, Inc.; (iii) an executed copy of the Junior Subordinated Indenture, dated as of February 5, 1997 (the "Indenture"), between The Chase Manhattan Bank, as indenture trustee, and the Company; (iv) an executed copy of the Amended and Restated Declaration of Trust of the Trust, dated as of February 5, 1997 (the "Declaration"), among Thomas E. Hales, Michael
H. Fury, Raymond J. Crotty and Steven T. Sabatini, as administrative trustees, The Chase Manhattan Bank, as property trustee and Chase Manhattan Bank Delaware, as Delaware trustee; (v) the form of the New Guarantee; and (vi) the Certificate of Incorporation and Bylaws of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents. We have also assumed the validity and binding effect of such documents on all parties other than the Company. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company, the trustees and other representatives of the Trust and others.

     Members of our firm are admitted to the Bar of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America to the extent referred to specifically herein.

     Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the New Guarantee has been duly authorized by the Company, and when (i) the Registration Statement becomes effective, (ii) the New Guarantee, the Declaration and the Indenture have been qualified under the Trust Indenture Act of 1939, as amended, and (iii) the New Guarantee is duly executed and delivered by the Company and issued in the exchange offer as contemplated by the Registration Agreement and the Registration Statement, the New Guarantee will constitute a valid and legally binding agreement of the Company in favor of the holders of New Capital Securities, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, general equitable principles (regardless of whether considered in a proceeding at law or in equity) and by an implied covenant of good faith and fair dealing.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus that forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

     This opinion is furnished to you solely for your benefit in connection with the preparation of the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our express written permission.

                                         Very truly yours,

                                         /s/ Cadwalader, Wickersham & Taft
                                         ----------------------------------
                                         Cadwalader, Wickersham & Taft